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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                Current Report


                 Filed pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  March 8, 2000



                                CARESIDE, INC.
                                --------------
                (Exact name of issuer as specified in charter)





     DELAWARE                          001-15051              23-2863507
    (State or Other Jurisdiction       Commission           (I.R.S. Employer
of Incorporation or Organization)      file number       Identification Number)



                             6100 BRISTOL PARKWAY
                            CULVER CITY, CA  90230
                   (Address of principal executive offices)


                                (310) 338-6767
             (Registrant's telephone number, including area code)
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ITEM 5.   OTHER EVENTS
          ------------

Recent Private Placement
------------------------

     On March 8, 2000 and March 30, 2000 Careside, Inc. (the "Company") conducted two closings completing a private placement (the "Private Placement") of 1,184,091 shares of common stock, par value $.01 per share ("Common Stock"), at $8.77 per share to nine institutional investors, raising gross proceeds of $10,384,478. The investors in the Private Placement also received contingent warrants (the "Contingent Warrants") to purchase 142,091 shares of Common Stock at $.01 per share if the closing price of the Common Stock on the American Stock Exchange falls below $7.50 per share for 15 consecutive days during the period from August 15, 2000 to November 15, 2000. The Contingent Warrants expire on December 15, 2000.

     In connection with the Private Placement, the Company issued to H.C. Wainwright & Co., Inc.("Wainwright"), as placement agent, a warrant ("Placement Agent Warrant") to purchase 101,305 shares of Common Stock at a purchase price of $8.77 per share. Upon exercise of the Placement Agent Warrant, Wainwright is also entitled to exercise a Contingent Warrant to purchase 12,156 shares of Common Stock.

     Certain additional information regarding the Private Placement is included in the Company's press releases dated March 9, 2000 and April 6, 2000 which are filed as exhibits hereto, and which information is hereby incorporated by reference.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA
          FINANCIAL INFORMATION AND EXHIBITS
          ----------------------------------

(c)  Exhibits.

99.1 Press release of March 9, 2000 relating to the initial closing of the Private Placement.

99.2 Press release of April 6, 2000 relating to the final closing of the Private Placement.

                                       2
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                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    CARESIDE, INC.


Date:  April 19, 2000         By:   /s/ W. Vickery Stoughton
                                    ------------------------
                                    Name: W. Vickery Stoughton
                                    Title: Chief Executive Officer

                                       3
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                                 EXHIBIT INDEX



EXHIBIT
 NO.                  DESCRIPTION
-----                 -----------

99.1 Press release of March 9, 2000 relating to the initial closing of the Private Placement.

99.2 Press release of April 6, 2000 relating to the final closing of the Private Placement.